UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 21, 2014

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On May 21, 2014, ION Geophysical Corporation (the “Company”) held its Annual Meeting of Stockholders (the "Meeting") in Houston, Texas. Of the 165,286,432 shares of common stock outstanding and entitled to vote as of the record date, 153,260,916 shares (92.7%) were present or represented by proxy at the Meeting.  At the Meeting, the Company’s stockholders approved all of the nominees and proposals, specifically (1) the election of Michael C. Jennings and John N. Seitz as directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are elected, (2) the compensation of the Company’s executive officers and (3) the ratification of Grant Thornton LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. In the non-binding advisory vote to approve the compensation of the Company’s executive officers, approximately 98% of the votes cast on the proposal voted to approve the compensation of the Company’s executive officers.

The results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast For	Votes Withheld
1. Election of Directors for a Three-Year Term Expiring in 2017
Michael C. Jennings	126,476,641	2,481,518
John N. Seitz	93,444,956	35,513,203

	For	Against	Abstain	Broker Non- Votes
2. Advisory Vote to Approve Executive Compensation	126,239,841	2,390,981	327,337	24,302,757
3. Ratification of Grant Thornton LLC as Independent Registered Public Accountants	152,555,698	649,962	55,256	—

In addition, the terms of the following directors continued after the meeting:

James M. Lapeyre, Jr. (Chairman)
David H. Barr
R. Brian Hanson
Hao Huimin
Franklin Myers
S. James Nelson, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2014	ION GEOPHYSICAL CORPORATION
By: /s/ DAVID L. ROLAND David L. Roland Senior Vice President, General Counsel and Corporate Secretary

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